Exhibit 10.8

Form of Grant Agreement – Restricted Stock Award.

Grant Agreement - Restricted Stock Award

Radiant Systems, Inc.

ID: 11-2749765

3925 Brookside Parkway

Alpharetta, GA 30022

NAME	Award Number:
ADDRESS	Plan:
CITY STATE ZIP	ID:

Effective MM/DD/YYYY (“Grant Date”), you have been granted a xxxx of xxxx shares of Radiant Systems, Inc. common stock. This Restricted Stock Award is granted under the Radiant Systems, Inc. 2005 Long-Term Incentive Plan (as amended, the “Plan”) and constitutes the Award Agreement under Section 2.5 of the Plan.

Shares will become fully vested on the date shown.

Shares	Full Vest
xxxx	xx/xx/xxxx

xxxx	xx/xx/xxxx

xxxx	xx/xx/xxxx

Your Restricted Stock Award is subject to the limitations and other conditions set forth in the Plan, including but not limited to:

•

During the period beginning on the Grant Date and ending on the third anniversary of the Grant Date (the “Restriction Period”), no shares can be sold or transferred prior to vesting. During the Restriction Period, shares are held in custody of an escrow account.

•

Unless you make the 83(b) election discussed below, you will realize compensation when your shares vest based on the fair market value of the shares on that day (if vesting falls on a weekend, the previous Friday). This is treated as ordinary income, which will be reported to payroll for income tax purposes. For expatriates and employees outside the US, your awards will be subject to tax withholding and/or reporting where applicable.

•

U.S. Restricted Stock recipients can file an 83(b) election if they wish to pay tax on income equal to the full market value of the stock upon grant. Elections must be made within 30 days of the grant date. For more information see the 83(b) Election and Process documents.

•

Prior to the delivery of shares, you must remit to the Company funds in an amount sufficient to satisfy any federal, state and local tax withholding requirements, or if you so request and in the sole discretion of the Company, the Company may withhold from the shares to be delivered a number of shares sufficient to satisfy all or a portion of such tax withholding requirements.

•

If for any reason your employment terminates before your shares have vested, your award is canceled and you will not be entitled to any unvested shares; all unvested shares will be returned to Radiant Systems, Inc. for no consideration. However, the Plan contains special rules that will apply if your employment is terminated by you for Good Reason or by the Company (other than for Cause) following a Change in Control Event, as defined in the Plan. The Change in Control rules, if applicable, will result in the vesting of all shares granted as of the date of your termination.

This Restricted Stock is granted under and governed by the terms and conditions of the Plan, Amended and Restated 2005 LTI Plan and the terms and conditions of which are made a part of this agreement. Any capitalized terms used herein that are not defined herein shall refer to the term as defined in the Plan.